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                                                                   EXHIBIT 12.1

                          TEXTRON FINANCIAL CORPORATION

    STATEMENT SETTING FORTH COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

In Thousands
                                               Nine months
                                                  ended
                                              September 30,
                                                   1999       1998           1997         1996         1995          1994

                                             -------------------------------------------------------------------------------
Income before Income Taxes                        94,234     112,626       108,079       95,724       88,600        83,110
                                             -------------------------------------------------------------------------------
FIXED CHARGES:

Interest on debt                                 134,874     155,126       153,127      146,615      146,649       114,842

Estimated interest portion of rents                1,069                                    817          680           666
                                                               1,198           879
                                             -------------------------------------------------------------------------------
Total fixed charges                              135,943     156,324       154,006      147,432      147,329       115,508

                                             -------------------------------------------------------------------------------
Adjusted Income                                  230,177     268,950       262,085      243,156      235,929       198,618

Ratio of earnings to fixed charges (1)              1.69        1.72          1.70         1.65         1.60          1.72



(1) The ratio of earnings to fixed charges has been computed by dividing income before income taxes and fixed charges by fixed charges. Fixed charges consist of interest on debt and one-third rental expense as representative of interest portion of rentals